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                                                                   EXHIBIT 99(a)


                                     PROXY


                        LUFKIN-CONROE COMMUNICATIONS CO.
                             321 NORTH FIRST STREET
                              LUFKIN, TEXAS 75902



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Linwood D. Newman and Stephen T. Moore, and each of them, Proxies with power to appoint a substitute, and hereby authorizes them to represent and to vote all shares of Common Stock of Lufkin-Conroe Communications Co. held of record by the undersigned on October ___, 1997, at the Special Meeting of Shareholders of the Company to be held in the offices of Lufkin-Conroe Telephone Exchange, Inc. at 321 North First Street, Lufkin, Texas, on Saturday, November 15, 1997, and at any adjournments or postponements thereof, and to vote, as directed on the reverse side of this card, on (i) the Agreement and Plan of Merger ("Plan of Merger") described in the accompanying Proxy Statement/Prospectus, (ii) a bonus to Mr. G.I. Ross described in the Proxy Statement/Prospectus and, (iii) in their discretion, upon all such other matters incident to the conduct of said meeting as may properly come before said meeting or any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the Plan of Merger and FOR the Bonus to Mr. Ross.

Please mark your vote by placing an "X" in the box which indicates your choice.

The Board of Directors recommends a vote FOR the Plan of Merger and a vote FOR the Bonus to Mr. Ross.

         APPROVAL OF PLAN OF MERGER:        o FOR      o AGAINST    o ABSTAIN

         APPROVAL OF BONUS FOR MR. ROSS:    o FOR      o AGAINST    o ABSTAIN

Please sign names exactly as printed hereon. Joint owners should each sign. In signing as attorney, administrator, executor, guardian, officer, partner or trustee, please give full title as such. Receipt is acknowledged of the Notice of Meeting and Proxy Statement/Prospectus.

                                    Dated:                 , 1997
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                                    Signature


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                                    Signature (if held jointly)